Exhibit 99.1

FOR IMMEDIATE RELEASE

Nu Skin Enterprises Reports Third Quarter Earnings

Company preparing for limited introduction of Prysm iO and pre-market opening of India in the fourth quarter

PROVO, Utah — Nov. 6, 2025 — Nu Skin Enterprises Inc. (NYSE: NUS) today announced third quarter revenue and earnings per share within its guidance range.

Executive Summary
Q3 2025 vs. Prior-year Quarter

Revenue	$364.2 million; (15.3)% or (11.5)% excluding Mavely 2024 revenue • (0.4)% FX impact or $(1.7) million
Earnings Per Share (EPS)	$0.34 compared to $0.17
Customers	746,256; (10)%
Paid Affiliates	130,096; (13)%
Sales Leaders	31,150; (19)%

“We are pleased with our third quarter results, which were in line with expectations, as we continue to navigate a challenging macro environment while preparing for the introduction of our intelligent wellness platform,” said Ryan Napierski, Nu Skin president and CEO. “Our Latin America region once again delivered strong, double-digit year-over-year growth, and we’re encouraged by positive trends such as sequential growth in several of our reporting segments. Through disciplined execution and operational efficiency, we delivered earnings per share at the high end of our guidance range.

“As we look ahead, there is growing excitement and energy for the upcoming launch of our Prysm iO intelligent wellness platform and our expansion into India – two pivotal milestones that will accelerate our vision to become the world’s leading intelligent beauty and wellness company. Our leaders are eager to begin building with Prysm iO with a limited sales leader preview in late Q4 followed by broader sales leader availability and a full consumer launch in 2026. We believe our AI-powered wellness assessment platform will stimulate growth in our nutritional supplements business by providing personalized product recommendations and subscriptions to drive customer lifetime value. We are also preparing for pre-market opening activities in India this month as we build sales momentum ahead of a formal launch in the second half of 2026. We believe these initiatives will lead to a renewed era of growth and shareholder value for Nu Skin.”

Nu Skin Enterprises Reports Third Quarter 2025 Financial Results	page 2
Q3 2025 Year-over-year Operating Results

Revenue	$364.2 million compared to $430.1 million • (0.4)% FX impact or $(1.7) million
Gross Margin	70.5% compared to 70.1% • Nu Skin business was 77.7% compared to 76.5%
Selling Expenses	35.8% compared to 39.0% • Nu Skin business was 41.7% compared to 43.5%, which included expense for biannual sales conferences in 2024
G&A Expenses	28.8% compared to 26.9%
Operating Margin	5.9% compared to 4.2%
Interest Expense	$4.1 million compared to $6.5 million
Other Income/ (Expense)	$(1.5) million compared to $1.6 million
Income Tax Rate	(6.8)% compared to 37.6%
EPS	$0.34 compared to $0.17

Stockholder Value

Dividend Payments	$3.0 million
Stock Repurchases	$5.0 million • $152.4 million remaining in authorization

Q4 and Full-year 2025 Outlook

Q4 2025 Revenue	$365 to $400 million; (18)% to (10)% or (12)% to (3)% excluding Mavely 2024 revenue • Approximately (1)% FX impact
Q4 2025 EPS	$0.25 to $0.35
2025 Revenue	$1.48 to $1.51 billion; (15)% to (13)% or (11)% to (9)% excluding Mavely 2024 revenue • Approximately (1)% FX impact
2025 EPS	$3.15 to $3.25 or $1.25 to $1.35 excluding Mavely gain and other charges

Nu Skin Enterprises Reports Third Quarter 2025 Financial Results	page 3
“We continue to realize the benefits of our operational discipline with continued improvements in gross margin and further expansion of our net cash position,” said James D. Thomas, chief financial officer. “Looking ahead, we are narrowing our revenue and earnings guidance based on our year-to-date performance. For 2025, we project revenue of $1.48 billion to $1.51 billion and earnings per share of $3.15 to $3.25 with adjusted EPS of $1.25 to $1.35. For the fourth quarter, we project revenue between $365 million and $400 million, with earnings per share in the range of $0.25 to $0.35.”

Conference Call
The Nu Skin Enterprises management team will host a conference call with the investment community today at 5 p.m. (ET). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company's website at ir.nuskin.com. A replay of the webcast will be available on the same page through Nov. 20, 2025.

About Nu Skin Enterprises Inc.
The Nu Skin Enterprises Inc. (NYSE: NUS) family of companies includes Nu Skin and Rhyz Inc. Nu Skin is an intelligent beauty and wellness company, powered by a dynamic affiliate opportunity platform, which operates in nearly 50 markets worldwide. Backed by more than 40 years of scientific research, the company’s products help people look, feel and live their best with brands including Nu Skin® personal care, Pharmanex® nutrition and ageLOC® anti-aging, which includes an award-winning line of beauty and wellness device systems. Formed in 2018, Rhyz is a synergistic ecosystem of consumer, technology and manufacturing companies focused on innovation within the beauty, wellness and lifestyle categories.

Nu Skin Enterprises Reports Third Quarter 2025 Financial Results	page 4
Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the macro environment and the company’s performance, growth and growth opportunities, shareholder value, product previews and launches and their potential benefits to the business, , and new market expansion and its timing; projections regarding revenue, expenses, margins, tax rates, earnings per share, foreign currency fluctuations, uses of cash, financial position and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “accelerate,” “vision,” “project,” “outlook,” “guidance,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.

The forward-looking statements and related assumptions involve important risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:

•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•
risk that direct selling laws and regulations in any of the company’s markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company’s business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, increased scrutiny of sales force actions, imposition of fines, or any other adverse actions or events;

•	economic conditions and events globally;
•
the company’s future tax-planning initiatives, any prospective or retrospective increases in duties or tariffs on the company’s products imported into the company’s markets, and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets;

•	competitive pressures in the company’s markets;
•	risk that epidemics or other crises, as well as any related disruptions, could negatively impact our business;
•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;
•	political, legal, tax and regulatory uncertainties, including trade policies, associated with operating in Mainland China and other international markets;
•	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;
•	risk of foreign-currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the businesses the company has acquired;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies; and

•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements.

The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Nu Skin Enterprises Reports Third Quarter 2025 Financial Results	page 5
Non-GAAP Financial Measures: Constant-currency revenue change is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing that amount to the prior-year period’s revenue. The company believes that constant-currency revenue change is useful to investors, lenders and analysts because such information enables them to gauge the impact of foreign-currency fluctuations on the company’s revenue from period to period.

Earnings per share excluding the gain from the Mavely sale, restructuring and impairment expense, unrealized investment loss, and other charges, as well as revenue growth rate excluding Mavely 2024 revenue, also are non-GAAP financial measures.

•	Restructuring and impairment expense and unrealized investment loss are not part of the ongoing operations of our underlying business;
•	Mavely revenue is no longer included in our operations following our sale of this business on January 2, 2025; and
•	the gain from the Mavely sale and the other charges incurred in connection with this sale that have been excluded in the non-GAAP financial measures are not typical for our ongoing operations.

The company believes that these non-GAAP financial measures are useful to investors, lenders and analysts because removing the impact of these items facilitates period-to-period comparisons of the company’s performance. Please see the reconciliations of these items to our earnings per share, general & administrative expenses, operating margin, income tax rate and revenue growth rate calculated under GAAP, below.

Nu Skin Enterprises Reports Third Quarter 2025 Financial Results	page 6
The following table sets forth revenue for the three-month periods ended September 30, 2025, and 2024 for each of our reportable segments (U.S. dollars in thousands):

	Three Months Ended September 30,			Constant- Currency
	2025	2024	Change	Change
Nu Skin
Americas	$63,994	$77,194	(17.1)%	(10.7)%
Southeast Asia/Pacific	56,285	59,515	(5.4)%	(5.4)%
Mainland China	42,519	53,020	(19.8)%	(19.8)%
Japan	44,545	47,222	(5.7)%	(6.5)%
Europe & Africa	38,002	38,577	(1.5)%	(7.4)%
South Korea	35,202	45,201	(22.1)%	(20.2)%
Hong Kong/Taiwan	31,799	33,749	(5.8)%	(10.1)%
Nu Skin Other	244	2,518	(90.3)%	(90.3)%
Total Nu Skin	312,590	356,996	(12.4)%	(12.0)%
Rhyz
Manufacturing	47,648	51,773	(8.0)%	(8.0)%
Rhyz Other	3,973	21,376	(81.4)%	(81.4)%
Total Rhyz	51,621	73,149	(29.4)%	(29.4)%
Total	$364,211	$430,145	(15.3)%	(14.9)%

The following table sets forth revenue for the nine-month periods ended September 30, 2025, and 2024 for each of our reportable segments (U.S. dollars in thousands):

	Nine Months Ended September 30,			Constant- Currency
	2025	2024	Change	Change
Nu Skin
Americas	$205,998	$237,160	(13.1)%	(6.8)%
Southeast Asia/Pacific	159,291	179,921	(11.5)%	(11.6)%
Mainland China	143,518	178,797	(19.7)%	(19.4)%
Japan	131,860	134,045	(1.6)%	(3.5)%
Europe & Africa	108,351	121,564	(10.9)%	(13.5)%
South Korea	101,785	130,283	(21.9)%	(18.4)%
Hong Kong/Taiwan	87,773	98,061	(10.5)%	(12.0)%
Nu Skin Other	1,200	3,186	(62.3)%	(62.2)%
Total Nu Skin	939,776	1,083,017	(13.2)%	(12.1)%
Rhyz
Manufacturing	163,338	153,548	6.4%	6.4%
Rhyz Other	11,725	49,967	(76.5)%	(76.5)%
Total Rhyz	175,063	203,515	(14.0)%	(14.0)%
Total	$1,114,839	$1,286,532	(13.3)%	(12.4)%

Nu Skin Enterprises Reports Third Quarter 2025 Financial Results	page 7
The following tables provide information concerning the number of Customers, Paid Affiliates and Sales Leaders in our core Nu Skin business for the three-month periods ended September 30, 2025 and 2024.

	Three Months Ended September 30,
	2025	2024	Change
Customers
Americas	224,013	211,583	6%
Southeast Asia/Pacific	74,672	86,307	(13)%
Mainland China	106,062	148,402	(29)%
Japan	107,543	112,257	(4)%
Europe & Africa	127,993	135,291	(5)%
South Korea	64,360	90,248	(29)%
Hong Kong/Taiwan	41,613	47,680	(13)%
Total Customers	746,256	831,768	(10)%

Paid Affiliates
Americas	28,128	28,772	(2)%
Southeast Asia/Pacific	21,144	26,749	(21)%
Mainland China	18,197	22,843	(20)%
Japan	20,559	22,623	(9)%
Europe & Africa	14,803	16,556	(11)%
South Korea	17,111	20,774	(18)%
Hong Kong/Taiwan	10,154	10,947	(7)%
Total Paid Affiliates	130,096	149,264	(13)%

Sales Leaders
Americas	5,642	6,450	(13)%
Southeast Asia/Pacific	4,360	5,398	(19)%
Mainland China	6,543	9,348	(30)%
Japan	6,686	6,866	(3)%
Europe & Africa	2,663	3,318	(20)%
South Korea	3,082	4,388	(30)%
Hong Kong/Taiwan	2,174	2,516	(14)%
Total Sales Leaders	31,150	38,284	(19)%

●
“Customers” are persons who have purchased directly from the Company during the three months ended as of the date indicated. Our Customer numbers include members of our sales force who made such a purchase, including Paid Affiliates and those who qualify as Sales Leaders, but they do not include consumers who purchase directly from members of our sales force.

●
“Paid Affiliates” are any Brand Affiliates, as well as members of our sales force in Mainland China, who earned sales compensation during the three-month period. In all of our markets besides Mainland China, we refer to members of our independent sales force as “Brand Affiliates” because their primary role is to promote our brand and products through their personal social networks.

●
“Sales Leaders” are the three-month average of our monthly Brand Affiliates, as well as sales employees and independent marketers in Mainland China, who achieved certain qualification requirements as of the end of each month of the quarter.

Nu Skin Enterprises Reports Third Quarter 2025 Financial Results	page 8
NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$364,211	$430,145	$1,114,839	$1,286,532
Cost of sales	107,488	128,682	345,422	383,828
Gross profit	256,723	301,463	769,417	902,704

Operating expenses:
Selling expenses	130,264	167,612	377,038	486,617
General and administrative expenses	104,817	115,620	324,746	358,107
Restructuring and impairment expenses	—	—	25,114	156,484
Total operating expenses	235,081	283,232	726,898	1,001,208

Operating income (loss)	21,642	18,231	42,519	(98,504)
Interest expense	4,145	6,500	9,954	20,545
Gain on sale of business	—	—	176,162	—
Other income (expense), net	(1,503)	1,567	(30,721)	1,800

Income (loss) before provision for income taxes	15,994	13,298	178,006	(117,249)
Provision (benefit) for income taxes	(1,085)	4,996	32,293	(6,760)

Net income (loss)	$17,079	$8,302	$145,713	$(110,489)

Net income (loss) per share:
Basic	$0.35	$0.17	$2.94	$(2.23)
Diluted	$0.34	$0.17	$2.91	$(2.23)

Weighted-average common shares outstanding (000s):
Basic	49,398	49,707	49,533	49,645
Diluted	50,310	49,733	50,158	49,645

Nu Skin Enterprises Reports Third Quarter 2025 Financial Results	page 9
NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$251,787	$186,883
Current investments	1,210	11,111
Accounts receivable, net	48,892	50,784
Inventories, net	178,533	190,242
Prepaid expenses and other	67,721	72,643
Current assets held for sale	—	26,936
Total current assets	548,143	538,599

Property and equipment, net	375,280	379,595
Operating lease right-of-use assets	79,933	72,605
Goodwill	83,625	83,625
Other intangible assets, net	44,198	74,278
Other assets	293,227	298,008
Long-term assets held for sale	—	22,204
Total assets	$1,424,406	$1,468,914

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,523	$34,880
Accrued expenses	205,914	217,808
Current portion of long-term debt	20,000	30,000
Current liabilities held for sale	—	13,919
Total current liabilities	254,437	296,607

Operating lease liabilities	62,382	58,439
Long-term debt	209,044	363,613
Other liabilities	98,748	97,475
Long-term liabilities held for sale	—	1,325
Total liabilities	624,611	817,459

Commitments and contingencies

Stockholders’ equity:
Class A common stock – 500 million shares authorized, $0.001 par value, 90.6 million shares issued	91	91
Additional paid-in capital	633,161	627,787
Treasury stock, at cost – 41.5 million and 40.8 million shares	(1,565,275)	(1,563,614)
Accumulated other comprehensive loss	(116,916)	(124,758)
Retained earnings	1,848,734	1,711,949
Total stockholders' equity	799,795	651,455
Total liabilities and stockholders’ equity	$1,424,406	$1,468,914

Nu Skin Enterprises Reports Third Quarter 2025 Financial Results	page 10
NU SKIN ENTERPRISES, INC.
Reconciliation of Revenue Growth Rates Excluding Mavely to GAAP Revenue Growth Rates
(in thousands)

	Third Quarter	Nine Months Ended September 30
2024 Revenue	$430,145	$1,286,532
Less: Mavely 2024 Revenue	18,391	37,368
Adjusted 2024 Revenue	$411,754	$1,249,164

2025 Revenue	$364,211	1,114,839

Revenue Growth Rate	(15.3)%	(13.3)%
Revenue Growth Rate, excluding Mavely 2024 Revenue	(11.5)%	(10.8)%

NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Mavely Gain and Certain Charges to GAAP Earnings Per Share

	Year ended December 31, 2025
	Low end	High end
Earnings Per Share	$3.15	$3.25
Impact of other charges(1)
Other charges	0.16	0.16
Tax impact	(0.01)	(0.01)
Impact of restructuring and impairment expense:
Restructuring and impairment	0.50	0.50
Tax impact	(0.11)	(0.11)
Impact of gain on Mavely sale
Gain on Mavely sale	(3.50)	(3.50)
Tax impact	0.62	0.62
Impact of unrealized investment loss
Unrealized investment loss	0.56	0.56
Tax impact	(0.12)	(0.12)
Adjusted Earnings Per Share	$1.25	$1.35

(1) Other charges consist of expenses incurred during the first quarter of 2025 in connection with the Mavely sale, including $2.7 million of transaction bonuses for certain employees and $5.2 million of equity compensation as a result of the vesting of the Mavely profits interest units.

Nu Skin Enterprises Reports Third Quarter 2025 Financial Results	page 11
NU SKIN ENTERPRISES, INC.
Reconciliation of Revenue Growth Rates Excluding Mavely to GAAP Revenue Growth Rates
(in thousands)

	Three months ended December 31, 2025		Year ended December 31, 2025
	Low end	High end	Low end	High end
2024 Revenue	$445,552	$445,552	$1,732,084	$1,732,084
Less: Mavely 2024 Revenue	32,252	32,252	69,620	69,620
Adjusted 2024 Revenue	$413,300	$413,300	$1,662,464	$1,662,464

Revenue Growth Rate	(18)%	(10)%	(15)%	(13)%
Revenue Growth Rate, excluding Mavely	(12)%	(3)%	(11)%	(9)%

2025 Forecasted Revenue	$365,000	$400,000	$1,479,839	$1,514,839

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CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com, (801) 345-3577